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                       PHILADELPHIA SUBURBAN CORPORATION
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                   ARTICLE I
                                      NAME

     The name of the Corporation is Philadelphia Suburban Corporation.

                                   ARTICLE II
                          ADDRESS OF REGISTERED OFFICE

     The location and address of the registered office of the Corporation in this Commonwealth is 762 Lancaster Avenue, Bryn Mawr, Montgomery County, Pennsylvania, 19010.

                                  ARTICLE III
                                    PURPOSE

     The purpose or purposes for which the Corporation is incorporated under the Pennsylvania Business Corporation Law of 1988 are to engage in, and to do any lawful act concerning, any or all lawful business for which corporations may be incorporated under said Business Corporation Law, including but not limited to, manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, furnishing services, and acquiring, owning, using and disposing of real property of any nature whatsoever.

                                   ARTICLE IV
                                 CAPITAL STOCK

     The aggregate number of shares which the Corporation shall have authority to issue is 21,770,819 shares, divided into 20,000,000 shares of Common Stock, par value $.50 per share, and 1,770,819 shares of Series Preferred Stock, par value $1.00 per share. The Board of Directors shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of any class or any series of any class that may be desired.

     SERIES A PREFERRED SHARES. The first series of the Series Preferred Stock, par value $1.00 per share, shall consist of 100,000 shares and shall be designated as Series A Junior Participating Preferred Shares (the 'Series A Preferred Shares').

    A.  SPECIAL TERMS OF THE SERIES A PREFERRED SHARES.

    SECTION 1.  DIVIDENDS AND DISTRIBUTIONS.

     (a) The rate of dividends payable per share of Series A Preferred Shares on the first day of January, April, July and October in each year or such other quarterly payment date as shall be specified by the Board of Directors (each such date being referred to herein as a 'Quarterly Dividend Payment Date'), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Preferred Shares, shall be (rounded to the nearest cent) equal to the greater of (i) $10.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $.50 par value, of the Corporation since the immediately preceding Quarterly
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Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment
Date, since the first issuance of any share or fraction of a share of the Series A Preferred Shares. Dividends on the Series A Preferred Shares shall be paid out of funds legally available for such purpose. In the event the Corporation shall at any time after February 19, 1988 (the 'Rights Declaration Date') (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amounts to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     SECTION 2. VOTING RIGHTS. In addition to any other voting rights required by law, the holders of Series A Preferred Shares shall have the following voting rights:

          (a) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a small number of shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein, in the articles of the Corporation or by law, the holders of Series A Preferred Shares and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     SECTION 3. REACQUIRED SHARES. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Series Preferred Stock and may be reissued as part of a new series of Series Preferred Stock to be created by resolution or resolutions of the Board of Directors.

     SECTION 4. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Shares shall be entitled to receive the greater of (a) $100.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii)

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subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a small number of shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction of the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 5. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 6. NO REDEMPTION. The Series A Preferred Shares shall not be redeemable.

     SECTION 7. RANKING. The Series A Preferred Shares shall rank junior to all other series of the Corporation's Series Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     SECTION 8. FRACTIONAL SHARES. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

                                   ARTICLE V
                                   MANAGEMENT

     SECTION 5.01. BOARD OF DIRECTORS

     (a) Number; Classification. The Board of Directors of the Corporation shall consist of such number of directors as shall be fixed from time to time by resolution of the Board adopted by a vote of three-quarters of the entire Board of Directors. Cumulative voting for directors shall not be permitted. The Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. Directors of each class shall serve for a term of three years and until their successors shall have been elected and qualified.

     (b) Qualifications. Directors of the Corporation need not be residents of Pennsylvania or Shareholders. No person shall be appointed or elected a director of the Corporation unless:

          (1) such person is elected to fill a vacancy in the Board of Directors (including any vacancy resulting from any increase in the authorized number of directors) by a vote of a majority of the entire Board of Directors, and any director so elected shall hold office until the next election of the class for which such director shall have been elected and until a successor shall have been elected and qualified; or

          (2) the name of such person, together with such consents and information concerning present and prior occupations, transactions with the Corporation or its subsidiaries and other

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     matters as may at the time be required by or pursuant to the Bylaws, shall have been filed with the Secretary of the Corporation no later than a time fixed by or pursuant to the Bylaws immediately preceding the annual or special meeting at which such person intends to be a candidate for director.

     (c) Removal of Directors. Directors of the Corporation may be removed without cause by vote of the shareholders only if authorized in the manner provided in Section 5.05(b). No decrease or increase in the size of the Board shall shorten or otherwise affect the term of any incumbent director.

     SECTION 5.02. BYLAWS. Bylaws may be adopted, amended or repealed by the Board of Directors to the full extent permitted by law.

     SECTION 5.03. SPECIAL MEETINGS. A special meeting of shareholders may be called by the President, the Board of Directors, or shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting or by such other officers or persons as may be provided in the Bylaws.

     SECTION 5.04. AMENDMENT OF ARTICLES. Any amendment of the Articles of Incorporation may be proposed by either the Board of Directors or by the shareholders. An amendment initiated by the shareholders shall be proposed only by a petition of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast thereon, setting forth the proposed amendment, which petition shall be directed to and filed with the Board of Directors.

     SECTION 5.05. FUNDAMENTAL AND OTHER TRANSACTIONS.

     (a) Shareholder Authorization of Corporate Action Recommended by Management. Whenever any corporate action, other than the election of directors, is to be taken by vote of the Shareholders on recommendation of a vote of three-quarters of the entire Board of Directors, the proposed corporate action, including a Fundamental Transaction (as defined in Section 5.06), shall be authorized upon receiving the minimum vote required for the authorization of such action by statute, after taking into account the express terms of any class or any series of any class of shares of the Corporation with respect to such vote.

     (b) Shareholder Authorization of Other Corporate Action. Except as provided in Subsection (a), whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholder, the proposed corporate action, including a Fundamental Transaction (as defined in Section 5.06), shall be authorized only upon receiving at least three-quarters of the vote which all voting shareholders, voting as a single class, are entitled to cast thereon and, in addition, the affirmative vote of the number or proportion of shares of any class or any series of any class of shares of the Corporation, if any, as shall at the time be required by the express terms of any such class or series of shares of the Corporation.

     SECTION 5.06. FUNDAMENTAL TRANSACTIONS DEFINED.  For the purposes of this
Article V, the term 'Fundamental Transaction' shall mean:

          (a) Any of the following, if such action is effected by vote of the shareholders: amendment of the Articles of Incorporation; adoption, amendment or repeal of the Bylaws; a change in the number of directors constituting the entire Board of Directors; or removal of one or more directors; or

          (b) Any of the following, if any such transaction requires the approval of the shareholders under the Articles of Incorporation of the Corporation as then in effect or the Business Corporation Law as then in effect with respect to the Corporation: the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation; the issuance in a single or one or more related transactions of voting shares of the Corporation sufficient to elect a majority of the directors of the Corporation; or the merger, consolidation, division, reorganization, recapitalization, dissolution, liquidation or winding up of the Corporation.

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     SECTION 5.06. SERIES PREFERRED STOCK PROVISIONS.  The provisions of
Sections 5.01, 5.03 and 5.04 shall be subject to the express terms of any class or series of any class of the Corporation.

                                   ARTICLE VI
                                 MISCELLANEOUS

     RESERVATION OF RIGHT TO AMEND. Subject to the provisions of Article V hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the statute, and all rights conferred upon Shareholders herein are granted subject to this reservation.

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